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                        CONSENT OF INDEPENDENT AUDITORS'



Board of Directors
i3Dx.com
4850 River Green Parkway
Deluth, Georgia 30096


We consent to the use in this Registration Statement of i3Dx.com on Form 10-SB(fourth Amended), of our report dated September 21, 2000 of i3Dx.com for the year ended June 30, 2000, which is part of this Registration Statement, and to all references to our firm included in this Registration Statement. We also consent to the use of our name as experts in such Registration Statement.


HJ & Associates, LLC
Salt Lake City, Utah
November 2, 2000



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